UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2008
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

200 Crossing Boulevard	01702
Framingham, MA

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 665-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 9, 2008, Netezza Corporation (“Netezza”) acquired all the outstanding capital stock of NuTech Solutions, Inc., an advanced analytics and optimization solutions company (“NuTech”), pursuant to an Agreement and Plan of Merger dated as of April 24, 2008 by and among Netezza, Netezza Holding Corp., a wholly owned subsidiary of Netezza, and NuTech, by which Netezza Holding Corp. merged with and into NuTech, with NuTech continuing as the surviving corporation and a wholly owned subsidiary of Netezza (the “Merger Agreement”).
Pursuant to the Merger Agreement, Netezza paid approximately $6.4 million in cash for all of the outstanding capital stock of NuTech.
The description of the Merger is not a complete statement of the parties’ rights or obligations under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date of when this report on Form 8-K must be filed.
(b) Pro Forma Financial Information
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date of when this report on Form 8-K must be filed.
(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: May 15, 2008	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 24, 2008, by and among Netezza Corporation, Netezza Holding Corp. and NuTech Solutions, Inc.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.